Exhibit 99.2
News Release

Contact:	Emily Duncan Investor Relations 833-447-2783 investorrelations@constellation.com Paul Adams Corporate Communications 667-218-7700 paul.adams@constellation.com

CONSTELLATION FORECASTS STRONG EARNINGS GROWTH IN 2024 AND BEYOND AS DEMAND AND SUPPORT FOR CLEAN ENERGY BUILDS

•Initiating full-year Adjusted (Non-GAAP) Operating Earnings per share guidance of $7.23 to $8.03
•Nuclear PTC provides earnings visibility and platform for growth
•Announcing 25% dividend per share growth, exceeding 10% annual dividend growth target
•Started next $1 billion in share repurchases
•Targeting long-term base EPS growth of at least 10% through the decade

BALTIMORE (Feb. 27, 2024) — Marking the start of its third year as an independent company, Constellation, the nation’s largest producer of carbon-free energy, will host a virtual investor and analyst event via webcast today to lay out a forecast for earnings growth based on the strength of its industry-leading commercial business and market and policy recognition that nuclear energy is essential to addressing the climate crisis while preserving grid reliability and the nation’s energy security.

“The most valuable commodity in the world today remains clean energy that can be depended on in every hour of every day, and no U.S. company is better positioned to deliver on that promise than Constellation, which has more clean, reliable nuclear capacity than all other U.S. competitive generators combined,” said Joe Dominguez, president and CEO of Constellation. “State and federal policies, bipartisan political support, public opinion surveys and increased customer demand for reliable and clean energy all point to strong and growing support for nuclear energy to power our economy for decades to come. Combined with our industry-leading Commercial business that helps our customers achieve their climate goals, we see a growing landscape of opportunities to continue building our business and lead the clean energy transition.”

Highlights from the Investor Update

Strong financial outlook with predictable earnings: Constellation initiated guidance for 2024 Adjusted (Non-GAAP) Operating Earnings of $7.23 to $8.03 per share. The Adjusted (Non-GAAP) Operating Earnings guidance excludes the effects of the following from projected GAAP net income:

•Unrealized impacts of fair value adjustments
•Decommissioning-related activities
•Pension and Other Postretirement Employment Benefit (OPEB) non-service credits
•Separation costs
•Enterprise Resource Program (ERP) system implementation
•Other items not directly related to the ongoing operations of the business
•Noncontrolling interest related to exclusion items

The nuclear production tax credit (PTC) in the IRA provides a stable foundation for consistent and growing earnings that will allow Constellation to continue investing in growth opportunities, including by adding clean energy generation to its fleet through uprates, repowering wind assets, license extensions and asset acquisitions while also returning capital to shareholders. The PTC provides revenue visibility and also preserves Constellation’s ability to capture upside from tightening power market conditions.

Long-term base EPS growth of at least 10%: Constellation is targeting long-term base earnings per share (EPS) growth of at least 10% through the decade backstopped by the nuclear production tax credit in the Inflation Reduction Act (IRA) and effective deployment of our strong free cash flow generation.

Base earnings, a significant component of total Adjusted (Non-GAAP) Operating Earnings, are consistent, visible earnings that will grow over time and can be modeled using simple price times quantity calculations, such as expected generation volumes times price or customer margins times volumes. The company has opportunities to grow base earnings faster by monetizing the value of the reliable, carbon-free nuclear power generated at its Clean Energy Centers through hourly carbon-free matching solutions, behind-the-meter opportunities like data centers or hydrogen, government clean energy procurements or higher market prices.

Constellation's Assets Are Unmatched

Growth fueled by customer demand: With a customer-facing business that serves three fourths of Fortune 100 companies and 21% of the competitive C&I market, Constellation is well positioned to meet the growing needs of digital infrastructure and other essential industries looking for reliable, carbon-free electricity to power economic growth. U.S. electricity demand is expected to grow twice as fast through 2030 compared with the past decade, while at the same time the grid is growing more dependent on intermittent resources. Major tech companies alone are expected to make significant investments to expand our nation’s digital infrastructure over the next five years, with data centers growing from 2% to 7.5% of U.S. electricity demand by 2030. The nation’s top technology firms have set goals to power this growth with clean and dependable energy. Growing recognition of nuclear energy as a reliable clean energy resource creates opportunities for Constellation to forge new customer relationships and capture additional value from our 180 million MWh of annual clean energy output.

World-class operations are a competitive advantage: Constellation is ranked No. 1 in operational metrics among major nuclear operators, with our clean-energy fleet avoiding the equivalent of 251 million metric tons of carbon dioxide pollution over the past two years. The company’s nuclear fleet achieved a 94.6% capacity factor from 2022-2023, approximately 4% above recent industry average. That additional output compared with industry peers is the equivalent of having another reactor’s worth of power or $335 million in additional annual revenue (pre-tax).

Returning value to shareholders: Constellation announced plans to grow its dividend per share by 25% this year, exceeding the company’s dividend growth target of at least 10% annually. This brings the total dividend increase to 150% in two years. The company completed its first $1 billion stock repurchase plan last year, and in December the board approved an additional $1 billion repurchase with $150 million already executed.

Dividend Declaration: Our Board of Directors has declared a quarterly dividend of $0.3525 per share on our common stock. The dividend is payable on Tuesday, March 19, 2024, to shareholders of record as of 5 p.m. Eastern time on Friday, March 8, 2024.

Webcast Information

The Constellation investor call will begin at 8:30 a.m. Eastern Time. The webcast and associated materials can be accessed https://investors.constellationenergy.com.

Non-GAAP Financial Measures

Beginning in 2024, in analyzing and planning for our business, we will be supplementing our use of net income as determined under generally accepted accounting principles in the United States (GAAP), with Adjusted (non-GAAP) Operating Earnings as a performance measure. Adjusted (non-GAAP) Operating Earnings reflects an additional way of viewing our business that, when viewed with our GAAP results and an accompanying reconciliation to GAAP net income, may provide a more complete understanding of factors and trends affecting our business. Adjusted (non-GAAP) Operating Earnings should not be relied upon to the exclusion of GAAP financial measures and is, by definition, an incomplete understanding of our business, and must be considered in conjunction with GAAP measures. In addition, Adjusted (non-GAAP) Operating Earnings is neither a standardized financial measure, nor a presentation defined under GAAP and may not be comparable to other companies’ presentations or deemed more useful than the GAAP information provided elsewhere, including in our 2024 Business and Earnings Outlook presentation, which is posted on our website at: www.ConstellationEnergy.com. We have provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measure . This press release and 2024 Business and Earnings Outlook presentation provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP and , in addition to being posted on our website, have been furnished to the Securities and Exchange Commission on Form 8-K on February 27, 2024.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2023 Annual Report on Form 10-K (to be filed on February 27, 2024) in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies, and (2) other factors discussed in filings with the SEC by the Registrants.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

About Constellation

A Fortune 200 company headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 16 million homes, providing about 10% of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100% carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy.

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